Exhibit 10.140

(Plan)1

Restricted Stock Agreement Notice

BOARD OF DIRECTORS AND EMPLOYEES

We are pleased to inform you that Mechanical Technology Incorporated has granted you Restricted Mechanical Technology Incorporated Common Stock. Your grant has been made under the Company's <<Plan>>1 (the "Plan"), which together with the terms contained in this Notice, sets forth the terms and conditions of your grant and is incorporated herein by reference. A copy of the Plan is attached. Please review it carefully.
Grant Number:
Date of Grant:
Shares Granted:
Option Price:
Grant Type:
Vesting Start Date:
Performance Criteria:
Last Date to Exercise:

Vesting:

Subject to the terms of the Plan, shares vest according to the following vesting schedule:

1
Date of Vest	Shares Vesting Over the Period	Vesting in Period Occurs	Last date to Exercise

Taxes and Withholding:

The vesting of this restricted stock grant is normally a taxable event, and if the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of shares arising from this grant, the Company shall have the right to require such payment from you, or withhold such amounts from other payments due to you from the Company.

12 options - #1 Mechanical Technology Inc. 1996 Stock Incentive Plan

#2 Mechanical Technology Inc. 1999 Employee Stock Incentive Plan